Exhibit 5.1

lawyers@saul.com www.saul.com Our File: 948580.24

March 29, 2012

Corporate Office Properties Trust

6711 Columbia Gateway Drive

Suite 300

Columbia, Maryland  21046

Re:                               Corporate Office Properties Trust

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as Maryland counsel to Corporate Office Properties Trust, a Maryland real estate investment trust (the “Company”), in connection with certain matters of Maryland law arising out of the shelf registration of an indeterminate amount of common shares of beneficial interest of the Company, par value $0.01 per share (the “Common Shares”), preferred shares of beneficial interest of the Company, par value $0.01 per share (the “Preferred Shares”), depositary shares with respect to fractional interests in the Preferred Shares (the “Depositary Shares”) and any warrants to purchase Common Shares and/or Preferred Shares (the “Warrants”) (each as defined in the below referenced Registration Statement on Form S-3 (the “Registration Statement”))(collectively referred to as the “Trust Securities”), proposed to be offered by the Company from time to time, in one or more series, together or separately, at prices and on terms to be determined at the time of offering, all pursuant to a Registration Statement.

As a basis for our opinions, we have examined the following documents (collectively, the “Documents”):

(i)                                     The Registration Statement, as filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Act”); and

(ii)                                  The prospectus contained in the Registration Statement (the “Prospectus”).

Also, as a basis for these opinions, we have examined the originals or certified

DELAWARE     MARYLAND     MASSACHUSETTS     NEW JERSEY     NEW YORK     PENNSYLVANIA     WASHINGTON, DC

A DELAWARE LIMITED LIABILITY PARTNERSHIP

copies of the following:

(iii)                               a certified copy of the Amended and Restated Declaration of Trust of the Company dated March 3, 1998, as amended October 12, 2001, September 12, 2003, December 28, 2004 , May 27, 2008 and May 19, 2010 (the “Declaration of Trust”);

(iv)                              a certified copy of the Bylaws of the Company (the “Bylaws”);

(v)                                 resolutions adopted by the Board of Trustees of the Company dated as of March 26, 2012;

(vi)                              a Certificate of Status for the Company issued by the State Department of Assessments and Taxation of Maryland dated March 23, 2012;

(vii)                           a certificate of the secretary of the Company as to the authenticity of the Declaration of Trust and Bylaws of the Company, the resolutions of the Company’s trustees approving the filing of the Registration Statement, and other matters that we have deemed necessary and appropriate; and

(viii)                        such other documents and matters as we have deemed necessary and appropriate to express the opinions set forth in this letter, subject to the limitations, assumptions and qualifications noted below.

In reaching the opinions set forth below, we have assumed:

(a)                                  that all signatures on all Documents and any other documents submitted to us for examination are genuine;

(b)                                 the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified or photographic copies, and the accuracy and completeness of all documents;

(c)                                  the legal capacity of all natural persons executing any documents, whether on behalf of themselves or other persons;

(d)                                 that all persons executing Documents on behalf of any party (other than the Company) are duly authorized;

(e)                                  that each of the parties (other than the Company) has duly and validly executed and delivered each of the Documents to which that party is a signatory, and the party’s obligations are valid and legally binding obligations, enforceable in accordance with the terms of the respective Documents;

(f)                                    that there will be no changes in applicable law between the date of this opinion and any date of issuance or delivery of Trust Securities, including without limitation, any Trust Securities that may be issued upon conversion or exchange of any of the Trust Securities, that would have an adverse effect on the due authorization or valid issuance or delivery of the Trust Securities;

(g)                                 that at the time of delivery of any Trust Securities to be delivered after the date hereof, all contemplated additional actions shall have been taken and the authorization of the issuance of the Trust Securities by the Board of Trustees will not have been modified or rescinded;

(h)                                 that none of the terms of any of the Trust Securities to be established subsequent to the date of this opinion, nor the issuance, execution and delivery of the Trust Securities, nor the compliance by the Company with the terms of the Trust Securities, will violate any then-applicable law or result in a violation of any provision of any instrument or agreement then binding on the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company;

(i)                                     that the consideration received or proposed to be received for the issuance and sale or reservation for issuance of any offering of Trust Securities of the Company as contemplated by each of the Registration Statement, the Prospectus and the applicable supplement or supplements to the Prospectus is not less than the par value per share; and

(j)                                     that the aggregate number of shares of the Company which would be outstanding after the issuance or reservation for issuance of any preferred shares or common shares of the Company to effect an issuance of Trust Securities, and any other contemporaneously issued or reserved common shares or preferred shares, together with the number of common shares and preferred shares previously issued and outstanding and the number of common shares and preferred shares previously reserved for issuance upon the conversion or exchange of other securities issued by the Company or Corporate Office Properties, L.P. does not exceed the number of then-authorized shares of beneficial interest of the Company.

As to various questions of fact material to our opinions, we have relied upon a certificate and representations of Karen M. Singer, as Secretary of the Company, and have assumed that the Secretary’s Certificate and representations continue to remain true and complete as of the date of this letter.  We have not examined any court records, dockets, or other public records, nor have we investigated the Company’s history or other transactions, except as specifically set forth in this letter.

Based on our review of the foregoing and subject to the assumptions and qualifications set forth in this letter, it is our opinion, as of the date of this letter, that:

1.                                       The Company is a real estate investment trust duly formed and existing under and by virtue of the laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation of the State of Maryland.

2.                                       When and if (a) the definitive terms of any offering of Common Shares have been duly established, in accordance with resolutions of the Board of Trustees of the Company authorizing the issuance and sale of the Common Shares and (b) those Common Shares so offered have been duly issued or delivered in the manner and for the consideration contemplated by each of the Registration Statement, the Prospectus, the applicable supplement or supplements to the Prospectus and those resolutions, those Common Shares will be duly authorized, validly issued, fully paid and nonassessable.

3.                                       When and if (a) the definitive terms of any particular series of Preferred Shares have been duly established, in accordance with resolutions of the Board of Trustees of the Company authorizing the issuance and sale of Preferred Shares (b) articles supplementary conforming to the Maryland General Corporation Law and Title 8 of the Maryland Corporations and Associations Article establishing the terms of the Preferred Shares have been authorized and filed with the State Department of Assessments and Taxation of the State of Maryland or those Preferred Shares are otherwise authorized by the Declaration of Trust and (c) those Preferred Shares have been duly issued or delivered in the manner and for the consideration contemplated by each of the Registration Statement, the Prospectus, the applicable supplement or supplements to the Prospectus, those resolutions, and in accordance with the terms of the particular series as established by the Company’s Board of Trustees and the articles supplementary, those Preferred Shares will be duly authorized, validly issued, fully paid and nonassessable, and, if applicable, any Common Shares issued upon conversion of any Preferred Shares, if issued in accordance with their terms, shall be duly authorized, validly issued, fully paid and nonassessable.

4.                                       When and if (a) the deposit agreement relating to the Preferred Shares represented by Depositary Shares has been duly executed and delivered by the Company and the depositary in accordance with proper resolutions of the Board of Trustees of the Company, (b) the terms of the Preferred Shares represented by Depositary Shares and of their issuance and sale have been duly established in conformity with the deposit agreement, (c) the Preferred Shares which are represented by the Depositary Shares are validly issued and delivered (as contemplated above) to the depositary, (d) the depositary receipts evidencing the Depositary Shares are duly issued against the deposit of the Preferred Shares in accordance with the deposit agreement, and (e) the Preferred Shares represented by Depositary Shares are issued in the manner contemplated by each of the Registration Statement, the Prospectus and the applicable supplement or supplements to the Prospectus, and the deposit agreement, the Preferred Shares represented by Depositary Shares will be validly issued.

5.                                       When and if (a) the Warrants have been duly authorized by the Board of Trustees of the Company, (b) the Warrants have been duly executed and delivered, and issued and sold in the form and in the manner contemplated in each of the Registration Statement, the Prospectus and the applicable supplement or supplements to the Prospectus, (c) the terms of the Warrants as executed and delivered are as described in each of the Registration Statement, the Prospectus and the applicable supplement or supplements to the Prospectus, and (d) the Warrants are then issued and sold as contemplated in each of the Registration Statement, the Prospectus and the applicable supplement or supplements to the Prospectus, the Warrants will constitute valid and legally binding obligations of the Company.

6.                                       When and if (a) the Warrants have been duly authorized by the Board of Trustees of the Company, (b) the Warrants have been duly executed and delivered, and issued and sold in the form and in the manner contemplated in each of the Registration Statement, the Prospectus and the applicable supplement or supplements to the Prospectus, (c) the terms of the Warrants as executed and delivered are as described in each of the Registration Statement, the

Prospectus and the applicable supplement or supplements to the Prospectus, and (d) the Warrants are then issued and sold as contemplated in each of the Registration Statement, the Prospectus and the applicable supplement or supplements to the Prospectus, if applicable, any Common Shares issued upon exercise of the Warrants, if issued in accordance with the terms of the Warrants, shall be duly authorized, validly issued, fully paid and nonassessable and assuming articles supplementary conforming to the Maryland General Corporation Law and Title 8 of the Maryland Corporations and Associations Article establishing the terms of any Preferred Shares have been filed with the State Department of Assessments and Taxation of the State of Maryland or those Preferred Shares are otherwise authorized by the Declaration of Trust, any Preferred Shares issued upon exercise of the Warrants, if issued in accordance with the terms of the Warrants, shall be duly authorized, validly issued, fully paid and nonassessable.

In addition to the qualifications set forth above, the opinions set forth in this letter are also subject to the following qualifications:

(i)                                     We express no opinion as to the laws of any jurisdiction other than the laws of the State of Maryland.

(ii)                                  We assume no obligation to supplement our opinions if any applicable law changes after the date of this letter or if we become aware of any facts that might alter the opinions expressed in this letter after the date of this letter.

(iii)                               We express no opinion on the application of federal or state securities laws to the transactions contemplated in the Documents.

The opinions expressed in this letter are furnished only with respect to the transactions contemplated by the Documents.  The opinions expressed in this letter are limited to the matters set forth in this letter, and no other opinions shall be implied or inferred beyond the matters expressly stated.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein.  In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933.

Very truly yours,

SAUL EWING LLP